BNY Mellon 4Q14 Earnings Release

News Release

Contacts: MEDIA:	ANALYSTS:
Kevin Heine	Valerie Haertel
(212) 635-1590	(212) 635-8529
kevin.heine@bnymellon.com	valerie.haertel@bnymellon.com

BNY Mellon Announces Adjustment to Fourth Quarter 2014 Financial Results

Records Additional $598 Million After-Tax Litigation Expense
For Anticipated Resolution of Previously Disclosed Matters

New York, February 17, 2015 - The Bank of New York Mellon Corporation (NYSE: BK) today announced that it is adjusting its financial results for the fourth quarter ended Dec. 31, 2014 to include an additional after-tax litigation expense of $598 million in anticipation of the resolution of several previously disclosed matters, including substantially all of the foreign exchange-related actions. As a result, BNY Mellon expects that there will be a significant decline in the aggregate range of reasonably possible losses for legal proceedings for the quarter ended Dec. 31, 2014.

BNY Mellon is adjusting its fourth quarter financial results to net income of $209 million or $0.18 per share in recognition of the after-tax litigation expense. The Company’s amended and restated earnings release for the quarter ended Dec. 31, 2014 reflecting these adjustments is below.

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BNY Mellon 4Q14 Earnings Release

BNY MELLON REPORTS FOURTH QUARTER EARNINGS OF $209 MILLION OR $0.18 PER COMMON SHARE, INCLUDING:

•	$0.40 per common share charge primarily from the subsequent litigation provision offset by the previously disclosed tax benefit, net of litigation and restructuring charges

•	Earnings per common share up 7% year-over-year on an adjusted basis (a)

FULL-YEAR 2014 EARNINGS OF $2.5 BILLION OR $2.15 PER COMMON SHARE, OR $2.39 PER COMMON SHARE EXCLUDING NON-OPERATING ITEMS (a)

•	Earnings per common share up 5% in 2014 on an adjusted basis (a)

SIGNIFICANT PROGRESS ON EXPENSE CONTROL

•	Staff expense decreased 7% year-over-year

STRONG CAPITAL GENERATION AND RETURN OF VALUE TO COMMON SHAREHOLDERS

•	Repurchased 11.0 million common shares for $432 million in the fourth quarter and 46.2 million common shares for $1.7 billion in full-year 2014

•	Declared common stock dividend of $0.17 per share in the fourth quarter

•	Return on tangible common equity of 6%, or 16% on an adjusted basis, in the fourth quarter and 16%, or 18% on an adjusted basis, in full-year 2014 (a)

The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) reported fourth quarter net income applicable to common shareholders of $209 million, or $0.18 per diluted common share, or $667 million, or $0.58 per diluted common share, adjusted for the subsequent litigation provision offset by the previously disclosed benefit of a tax carryback claim, net of litigation and restructuring charges. In the fourth quarter of 2013, net income applicable to common shareholders was $513 million, or $0.44 per diluted per common share, or $629 million, or $0.54 per diluted common share, adjusted for a loss on an equity investment. In the third quarter of 2014, net income applicable to common shareholders was $1.07 billion, or $0.93 per diluted common share, or $734 million, or $0.64 per diluted common share, adjusted for the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, net of litigation and restructuring charges. (a)

In 2014, net income applicable to common shareholders totaled $2.5 billion, or $2.15 per diluted common share, or $2.8 billion, or $2.39 per diluted common share, adjusted for the subsequent litigation provision, the charge related to investment management funds, net of incentives, the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, the benefit primarily related to a tax carryback claim, litigation and restructuring charges. In 2013, net income applicable to common shareholders totaled $2.0 billion, or $1.73 per diluted common share, or $2.7 billion, or $2.28 per diluted common share, adjusted for litigation and restructuring charges, the charge related to investment management funds, net of incentives, and the U.S. Tax Court’s decisions related to the disallowance of certain foreign tax credits. (a)

_________________________________________________________________________________

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures.

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BNY Mellon 4Q14 Earnings Release

FOURTH QUARTER 2014 FINANCIAL HIGHLIGHTS (a)
(comparisons are 4Q14 vs. 4Q13 unless otherwise stated)

•Earnings

	Earnings per share			Net income applicable to common shareholders of The Bank of New York Mellon Corporation
(in millions, except per share amounts)	4Q13	4Q14	Inc(Dec)	4Q13	4Q14	Inc(Dec)
GAAP results	$0.44	$0.18		$513	$209
Add: Litigation and restructuring charges	—	0.53		1	608
Loss related to an equity investment	0.10	—		115	—
Less: Benefit primarily related to a tax carryback claim	—	0.13		—	150
Non-GAAP results	$0.54	$0.58	7%	$629	$667	6%

•	Total revenue was $3.7 billion, an increase of 2%, or a decline of 3% as adjusted (Non-GAAP).
-    Investment services fees increased 1% reflecting organic growth, net new business offset by lower Depositary Receipts revenue and the unfavorable impact of a stronger U.S. dollar.
-    Investment management and performance fees decreased 2% reflecting the unfavorable impact of a stronger U.S. dollar and lower performance fees, partially offset by higher equity market values.
-    Foreign exchange revenue increased 31% driven by higher volumes and volatility, partially offset by lower Depositary Receipts-related activity.
-    Investment and other income increased $121 million driven by a loss related to an equity investment recorded in 4Q13, partially offset by lower seed capital gains.
-    Net interest revenue decreased 6% reflecting lower asset yields, higher premium amortization on agency mortgage backed securities, lower accretion and the impact of interest rate hedging.

•	The provision for credit losses was $1 million in 4Q14.

•
Noninterest expense increased 22%, or decreased 5% as adjusted (Non-GAAP). The decrease reflects lower staff expense, the favorable impact of a stronger U.S. dollar, lower asset-based taxes and business development expense, partially offset by higher professional, legal and other purchased services.

•
The benefit for income taxes was $93 million in 4Q14. This includes tax benefits of approximately $330 million related to the subsequent litigation provision and the previously disclosed approval of a tax carryback claim.

•	Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

-	AUC/A of $28.5 trillion, increased 3% primarily reflecting higher market values and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar.
--    Estimated new AUC/A wins in Asset Servicing of $130 billion in 4Q14.
-    AUM of a record $1.71 trillion, increased 8% driven by higher equity market values and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar.
--    Long-term inflows totaled $27 billion in 4Q14 driven by liability-driven, fixed income and alternative investments.
--    Short-term inflows totaled $5 billion in 4Q14.

•Capital
-    Repurchased 11.0 million common shares for $432 million in 4Q14 and 46.2 million common shares for $1.7 billion in full-year 2014.
-    Return on tangible common equity of 6%, or 16% as adjusted (Non-GAAP), in 4Q14 and 16%, or 18% as adjusted (Non-GAAP), in full-year 2014 (a).

(a)
See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures. Non-GAAP excludes the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, a loss related to an equity investment, M&I, litigation and restructuring charges, a charge (recovery) related to investment management funds, net of incentives, and the benefit primarily related to a tax carryback claim, if applicable.

Note: In the table above and throughout this document, sequential growth rates are unannualized.

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BNY Mellon 4Q14 Earnings Release

FINANCIAL SUMMARY

(dollars in millions, except per share amounts; common shares in thousands)						4Q14 vs.
	4Q13	1Q14	2Q14	3Q14	4Q14	4Q13	3Q14
Revenue:
Fee and other revenue	$2,814	$2,883	$2,980	$3,851	$2,935	4%	(24)%
Income from consolidated investment management funds	36	36	46	39	42
Net interest revenue	761	728	719	721	712
Total revenue – GAAP	3,611	3,647	3,745	4,611	3,689	2	(20)
Less: Net income attributable to noncontrolling interests related to consolidated investment management funds	17	20	17	23	24
Gain on the sale of our investment in Wing Hang	—	—	—	490	—
Gain on the sale of the One Wall Street building	—	—	—	346	—
Loss related to an equity investment	(175)	—	—	—	—
Total revenue – Non-GAAP	3,769	3,627	3,728	3,752	3,665	(3)	(2)
Provision for credit losses	6	(18)	(12)	(19)	1
Expense:
Noninterest expense – GAAP	2,877	2,739	2,946	2,968	3,524	22	19
Less: Amortization of intangible assets	82	75	75	75	73
M&I, litigation and restructuring charges	2	(12)	122	220	800
Charge (recovery) related to investment management funds, net of incentives	—	(5)	109	—	—
Total noninterest expense – Non-GAAP	2,793	2,681	2,640	2,673	2,651	(5)	(1)
Income:
Income before income taxes	728	926	811	1,662	164	(77)%	N/M
Provision (benefit) for income taxes	172	232	217	556	(93)
Net income	$556	$694	$594	$1,106	$257
Net (income) attributable to noncontrolling interests (a)	(17)	(20)	(17)	(23)	(24)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	539	674	577	1,083	233
Preferred stock dividends	(26)	(13)	(23)	(13)	(24)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$513	$661	$554	$1,070	$209

Key Metrics:
Pre-tax operating margin (b)	20%	25%	22%	36%	4%
Non-GAAP (b)	26%	27%	30%	29%	28%

Return on common equity (annualized) (b)	5.7%	7.4%	6.1%	11.6%	2.2%
Non-GAAP (b)	7.6%	7.8%	8.4%	8.5%	7.7%

Return on tangible common equity (annualized) - Non-GAAP (b)	14.3%	17.6%	14.5%	26.2%	5.9%
Non-GAAP adjusted (b)	17.2%	17.3%	18.4%	18.4%	16.3%

Fee revenue as a percentage of total revenue excluding net securities gains	78%	79%	79%	83%	79%

Percentage of non-U.S. total revenue (c)	39%	37%	38%	43%	35%

Average common shares and equivalents outstanding
Basic	1,142,861	1,138,645	1,133,556	1,126,946	1,120,672
Diluted	1,147,961	1,144,510	1,139,800	1,134,871	1,129,040

Period end:
Full-time employees	51,100	51,400	51,100	50,900	50,300
Book value per common share - GAAP (b)	$31.46	$31.94	$32.49	$32.77	$32.09
Tangible book value per common share - Non-GAAP (b)	$13.95	$14.48	$14.88	$15.30	$14.70
Cash dividends per common share	$0.15	$0.15	$0.17	$0.17	$0.17
Common dividend payout ratio	34%	26%	35%	18%	94%
Closing stock price per common share	$34.94	$35.29	$37.48	$38.73	$40.57
Market capitalization	$39,910	$40,244	$42,412	$43,599	$45,366
Common shares outstanding	1,142,250	1,140,373	1,131,596	1,125,710	1,118,228
(a)    Primarily attributable to noncontrolling interests related to consolidated investment management funds.

(b)
Non-GAAP excludes the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, a loss related to an equity investment, M&I, litigation and restructuring charges, a charge (recovery) related to investment management funds, net of incentives, and the benefit primarily related to a tax carryback claim, if applicable. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures.

(c)	Includes fee revenue, net interest revenue and income from consolidated investment management funds, net of net income attributable to noncontrolling interests.
N/M - Not meaningful.

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BNY Mellon 4Q14 Earnings Release

CONSOLIDATED BUSINESS METRICS

Consolidated business metrics							4Q14 vs.
	4Q13	1Q14	2Q14	3Q14	4Q14		4Q13	3Q14
Changes in AUM (in billions): (a)
Beginning balance of AUM	$1,532	$1,583	$1,620	$1,636	$1,646
Net inflows (outflows):
Long-term:
Equity	(5)	(1)	(4)	(2)	(4)
Fixed income	5	—	(1)	—	4
Index	(3)	—	7	(3)	1
Liability-driven investments (b)	4	20	(17)	18	24
Alternative investments	1	2	2	—	2
Total long-term inflows (outflows)	2	21	(13)	13	27
Short term:
Cash	6	(7)	(18)	19	5
Total net inflows (outflows)	8	14	(31)	32	32
Net market/currency impact	43	23	47	(22)	32
Ending balance of AUM	$1,583	$1,620	$1,636	$1,646	$1,710	(c)	8%	4%

AUM at period end, by product type: (a)
Equity	17%	17%	17%	16%	16%
Fixed income	14	14	14	13	13
Index	20	20	21	21	21
Liability-driven investments (b)	26	27	27	28	29
Alternative investments	4	4	4	4	4
Cash	19	18	17	18	17
Total AUM	100%	100%	100%	100%	100%	(c)

Wealth management:
Average loans (in millions)	$9,755	$10,075	$10,372	$10,772	$11,124		14%	3%
Average deposits (in millions)	$14,161	$14,805	$13,458	$13,764	$14,604		3%	6%

Investment Services:
Average loans (in millions)	$31,211	$31,468	$33,115	$33,785	$35,448		14%	5%
Average deposits (in millions)	$216,216	$214,947	$220,701	$221,734	$228,282		6%	3%

AUC/A at period end (in trillions) (d)	$27.6	$27.9	$28.5	$28.3	$28.5	(c)	3%	1%

Market value of securities on loan at period end (in billions) (e)	$235	$264	$280	$282	$289		23%	2%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$123	$161	$130	$115	$130	(c)

Depositary Receipts:
Number of sponsored programs	1,335	1,332	1,316	1,302	1,279		(4)%	(2)%

Clearing services:
Global DARTS volume (in thousands)	213	230	207	209	242		14%	16%
Average active clearing accounts (U.S. platform) (in thousands)	5,643	5,695	5,752	5,805	5,900		5%	2%
Average long-term mutual fund assets (U.S. platform) (in millions)	$401,434	$413,658	$433,047	$442,827	$450,305		12%	2%
Average investor margin loans (U.S. platform) (in millions)	$8,848	$8,919	$9,236	$9,861	$10,711		21%	9%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,005	$1,983	$2,022	$2,063	$2,101		5%	2%

(a)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(b)	Includes currency and overlay assets under management.

(c)	Preliminary.

(d)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at Dec. 31, 2013, March 31, 2014, June 30, 2014 and Sept. 30, 2014, and $1.1 trillion at Dec. 31, 2014.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent, beginning in the fourth quarter of 2013, on behalf of CIBC Mellon clients, which totaled $62 billion at Dec. 31, 2013, $66 billion at March 31, 2014, $64 billion at June 30, 2014, and $65 billion at Sept. 30, 2014 and Dec. 31, 2014.

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BNY Mellon 4Q14 Earnings Release

The following table presents key market metrics at period end and on an average basis.

Key market metrics
						4Q14 vs.
	4Q13	1Q14	2Q14	3Q14	4Q14	4Q13	3Q14
S&P 500 Index (a)	1848	1872	1960	1972	2059	11%	4%
S&P 500 Index – daily average	1769	1835	1900	1976	2009	14	2
FTSE 100 Index (a)	6749	6598	6744	6623	6566	(3)	(1)
FTSE 100 Index – daily average	6612	6680	6764	6756	6526	(1)	(3)
MSCI World Index (a)	1661	1674	1743	1698	1710	3	1
MSCI World Index – daily average	1602	1647	1698	1733	1695	6	(2)
Barclays Capital Global Aggregate BondSM Index (a)(b)	354	365	376	361	357	1	(1)
NYSE and NASDAQ share volume (in billions)	179	196	187	173	198	11	14
JPMorgan G7 Volatility Index – daily average (c)	8.20	7.80	6.22	6.21	8.54	4	38
Average Fed Funds effective rate	0.09%	0.07%	0.09%	0.09%	0.10%	1 bps	1 bps

(a)	Period end.

(b)	Unhedged in U.S. dollar terms.

(c)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.
bps – basis points.

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BNY Mellon 4Q14 Earnings Release

FEE AND OTHER REVENUE

Fee and other revenue						4Q14 vs.
(dollars in millions)	4Q13	1Q14	2Q14	3Q14	4Q14	4Q13	3Q14
Investment services fees:
Asset servicing (a)	$984	$1,009	$1,022	$1,025	$1,019	4%	(1)%
Clearing services	324	325	326	337	347	7	3
Issuer services	237	229	231	315	193	(19)	(39)
Treasury services	137	136	141	142	145	6	2
Total investment services fees	1,682	1,699	1,720	1,819	1,704	1	(6)
Investment management and performance fees	904	843	883	881	885	(2)	—
Foreign exchange and other trading revenue	146	136	130	153	151	3	(1)
Distribution and servicing	43	43	43	44	43	—	(2)
Financing-related fees	43	38	44	44	43	—	(2)
Investment and other income	(43)	102	142	890	78	N/M	N/M
Total fee revenue	2,775	2,861	2,962	3,831	2,904	5	(24)
Net securities gains	39	22	18	20	31	N/M	N/M
Total fee and other revenue	$2,814	$2,883	$2,980	$3,851	$2,935	4%	(24)%

(a)	Asset servicing fees include securities lending revenue of $31 million in 4Q13, $38 million in 1Q14, $46 million in 2Q14, $37 million in 3Q14 and $37 million in 4Q14.
N/M - Not meaningful.

KEY POINTS

•
Asset servicing fees were $1.0 billion, an increase of 4% year-over-year and a decrease of 1% sequentially. The year-over-year increase primarily reflects organic growth and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar. The sequential decrease primarily reflects the unfavorable impact of a stronger U.S. dollar, partially offset by net new business.

•
Clearing services fees were $347 million, an increase of 7% year-over-year and 3% sequentially. Both increases were driven by higher clearance revenue reflecting higher DARTS volume. The year-over-year increase also reflects higher mutual fund and asset-based fees.

•
Issuer services fees were $193 million, a decrease of 19% year-over-year and 39% sequentially. The year-over-year decrease reflects lower corporate actions and dividend fees in Depositary Receipts. The sequential decrease is primarily due to seasonality in Depositary Receipts, partially offset by higher Corporate Trust fees.

•	Treasury services fees were $145 million in 4Q14 compared with $137 million in 4Q13 and $142 million in 3Q14. Both increases primarily reflect higher payment volumes.

•
Investment management and performance fees were $885 million, a decrease of 2% year-over-year and up slightly sequentially. Both comparisons reflect the unfavorable impact of a stronger U.S. dollar and higher equity market values. The year-over-year decrease also resulted from lower performance fees. The sequential increase also reflects seasonally higher performance fees and net new business.

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BNY Mellon 4Q14 Earnings Release

•	Foreign exchange and other trading revenue
	(in millions)	4Q13	1Q14	2Q14	3Q14	4Q14
	Foreign exchange	$126	$130	$129	$154	$165
	Other trading revenue (loss):
	Fixed income	20	1	(1)	2	(18)
	Equity/other	—	5	2	(3)	4
	Total other trading revenue (loss)	20	6	1	(1)	(14)
	Total foreign exchange and other trading revenue	$146	$136	$130	$153	$151

Foreign exchange and other trading revenue totaled $151 million in 4Q14 compared with $146 million in 4Q13 and $153 million in 3Q14. In 4Q14, foreign exchange revenue totaled $165 million, an increase of 31% year-over-year and 7% sequentially. Both increases reflect higher volumes and volatility, partially offset by lower Depositary Receipts-related activity.

Other trading loss was $14 million in 4Q14, compared with other trading revenue of $20 million in 4Q13 and other trading loss of $1 million in 3Q14. Both decreases primarily reflect lower fixed income derivatives trading revenue due to exiting the derivatives sales and trading business and losses on hedging activities within one of the Investment Management boutiques, partially offset by the positive impact of interest rate hedging (which is offset in net interest revenue).

•	Investment and other income (loss)
	(in millions)	4Q13	1Q14	2Q14	3Q14	4Q14
	Corporate/bank-owned life insurance	$40	$30	$30	$34	$37
	Asset-related gains (losses)	22	(1)	17	836	20
	Expense reimbursements from joint venture	11	12	15	13	15
	Lease residual gains	—	35	4	5	5
	Private equity gains (losses)	5	5	(2)	2	1
	Transitional service agreements	2	—	—	—	—
	Seed capital gains (losses)	20	6	15	(1)	—
	Equity investment revenue (loss)	(163)	(2)	17	(9)	(5)
	Other income	20	17	46	10	5
	Total investment and other income (loss)	$(43)	$102	$142	$890	$78

Investment and other income was $78 million in 4Q14 compared with a loss of $43 million in 4Q13 and income of $890 million in 3Q14. The year-over-year increase primarily reflects a loss related to an equity investment recorded in 4Q13 and lower seed capital gains. The sequential decrease primarily reflects the gains on the sales of our equity investment in Wing Hang Bank and our One Wall Street building, both recorded in 3Q14.

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BNY Mellon 4Q14 Earnings Release

NET INTEREST REVENUE

Net interest revenue						4Q14 vs.
(dollars in millions)	4Q13	1Q14	2Q14	3Q14	4Q14	4Q13		3Q14
Net interest revenue (non-FTE)	$761	$728	$719	$721	$712	(6)%		(1)%
Net interest revenue (FTE) – Non-GAAP	781	744	736	736	726	(7)		(1)
Net interest margin (FTE)	1.09%	1.05%	0.98%	0.94%	0.91%	(18	) bps	(3	) bps

Selected average balances:
Cash/interbank investments	$132,198	$127,134	$140,357	$139,278	$140,599	6%		1%
Trading account securities	6,173	5,217	5,532	5,435	3,922	(36)		(28)
Securities	96,640	100,534	101,420	112,055	117,243	21		5
Loans	50,768	51,647	53,449	54,835	56,844	12		4
Interest-earning assets	285,779	284,532	300,758	311,603	318,608	11		2
Interest-bearing deposits	157,020	152,986	162,674	164,233	163,149	4		(1)
Noninterest-bearing deposits	79,999	81,430	77,820	82,334	85,330	7		4

Selected average yields/rates:
Cash/interbank investments	0.40%	0.43%	0.43%	0.38%	0.31%
Trading account securities	2.82	2.60	2.19	2.36	2.64
Securities	2.02	1.79	1.68	1.56	1.54
Loans	1.64	1.65	1.66	1.61	1.58
Interest-earning assets	1.21	1.17	1.10	1.05	1.02
Interest-bearing deposits	0.06	0.06	0.06	0.06	0.03

Average cash/interbank investments as a percentage of average interest-earning assets	46%	45%	47%	45%	44%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	28%	29%	26%	26%	27%
bps – basis points.
FTE – fully taxable equivalent.

KEY POINTS

•	Net interest revenue totaled $712 million in 4Q14, a decrease of $49 million compared with 4Q13 and $9 million sequentially.

-    The year-over-year decrease primarily resulted from lower asset yields, higher premium amortization on agency mortgage backed securities, lower accretion and the impact of interest rate hedging (which is primarily offset in foreign exchange and other trading revenue). The decrease was partially offset by a change in the mix of assets and higher average interest-earning assets driven by higher deposits.

-    The sequential decrease was primarily driven by the impact of interest rate hedging of approximately $13 million (which is primarily offset in foreign exchange and other trading revenue) and lower accretion.

•	In the fourth quarter of 2014, we completed our plan to reduce interbank placement assets and increase our high quality liquid assets in the securities portfolio.

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BNY Mellon 4Q14 Earnings Release

NONINTEREST EXPENSE

Noninterest expense						4Q14 vs.
(dollars in millions)	4Q13	1Q14	2Q14	3Q14	4Q14	4Q13	3Q14
Staff:
Compensation	$929	$925	$903	$909	$893	(4)%	(2)%
Incentives	343	359	313	340	319	(7)	(6)
Employee benefits	250	227	223	228	206	(18)	(10)
Total staff	1,522	1,511	1,439	1,477	1,418	(7)	(4)
Professional, legal and other purchased services	344	312	314	323	390	13	21
Software and equipment	241	237	236	234	235	(2)	—
Net occupancy	154	154	152	154	150	(3)	(3)
Distribution and servicing	110	107	112	107	102	(7)	(5)
Business development	96	64	68	61	75	(22)	23
Sub-custodian	68	68	81	67	70	3	4
Other	258	223	347	250	211	(18)	(16)
Amortization of intangible assets	82	75	75	75	73	(11)	(3)
M&I, litigation and restructuring charges	2	(12)	122	220	800	N/M	N/M
Total noninterest expense – GAAP	$2,877	$2,739	$2,946	$2,968	$3,524	22%	19%

Total staff expense as a percentage of total revenue	42%	41%	38%	32%	38%

Memo:
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges and the charge (recovery) related to investment management funds, net of incentives – Non-GAAP	$2,793	$2,681	$2,640	$2,673	$2,651	(5)%	(1)%
N/M – Not meaningful.

KEY POINTS

•
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges, and the charge (recovery) related to investment management funds, net of incentives (Non-GAAP) decreased 5% year-over-year and 1% sequentially.

-    Both comparisons primarily reflect lower staff expense, the favorable impact of a stronger U.S. dollar and lower asset-based taxes, partially offset by higher professional, legal and other purchased services.

--	The decrease in staff expense primarily reflects lower headcount as a result of streamlining actions, the benefit of replacing technology contractors with permanent staff and lower healthcare costs.

--	The increase in professional, legal and other purchased services was driven by higher expenses related to the implementation of strategic platforms.

-    The year-over-year decrease also reflects lower business development expense as a result of discretionary expense control.

-    The sequential decrease was partially offset by higher business development expense due to seasonality and higher legal fees.

Page - 10

BNY Mellon 4Q14 Earnings Release

INVESTMENT SECURITIES PORTFOLIO

At Dec. 31, 2014, the fair value of our investment securities portfolio totaled $119.1 billion. The net unrealized pre-tax gain on our total securities portfolio was $1.3 billion at Dec. 31, 2014 compared with $1.1 billion at Sept. 30, 2014. The increase in the net unrealized pre-tax gain was primarily driven by a decline in market interest rates. During 4Q14, we received $115 million of paydowns of sub-investment grade securities and sold $116 million of sub-investment grade available-for-sale securities.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio (dollars in millions)	Sept. 30, 2014		4Q14 change in unrealized gain (loss)	Dec. 31, 2014			Fair value as a % of amortized cost (a)	Unrealized gain (loss)		Ratings
													BB+ and lower
	Fair value			Amortized cost	Fair value					AAA/ AA-	A+/ A-	BBB+/ BBB-		Not rated
Agency RMBS	$44,372		$229	$46,574	$46,762		100%	$188		100%	—%	—%	—%	—%
U.S. Treasury	25,449		13	24,639	24,857		101	218		100	—	—	—	—
Sovereign debt/sovereign guaranteed	16,627		43	18,093	18,253		101	160		77	—	23	—	—
Non-agency RMBS (b)	2,449		(66)	1,747	2,214		82	467		—	1	1	91	7
Non-agency RMBS	1,170		(5)	1,095	1,113		94	18		1	8	22	68	1
European floating rate notes	2,296		(7)	1,967	1,959		99	(8)		70	23	—	7	—
Commercial MBS	4,829		8	4,958	4,997		101	39		93	6	1	—	—
State and political subdivisions	5,434		(13)	5,200	5,271		101	71		79	20	—	—	1
Foreign covered bonds	2,949		(8)	2,788	2,866		103	78		100	—	—	—	—
Corporate bonds	1,670		4	1,747	1,785		102	38		20	66	14	—	—
CLO	1,971		(10)	2,109	2,111		100	2		100	—	—	—	—
U.S. Government agencies	699		3	686	684		100	(2)		100	—	—	—	—
Consumer ABS	3,025		(2)	3,241	3,240		100	(1)		99	1	—	—	—
Other (c)	2,923		2	3,024	3,032		100	8		42	52	—	—	6
Total investment securities	$115,863	(d)	$191	$117,868	$119,144	(d)	100%	$1,276	(e)	90%	4%	4%	2%	—%
(a)    Amortized cost before impairments.

(b)
These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.

(c)
Includes commercial paper with a fair value of $1.6 billion and $1.6 billion and money market funds with a fair value of $789 million and $763 million at Sept. 30, 2014 and Dec. 31, 2014, respectively.

(d)
Includes net unrealized gains on derivatives hedging securities available-for-sale of $137 million at Sept. 30, 2014 and net unrealized losses on derivatives hedging securities available-for-sale of $313 million at Dec. 31, 2014.

(e)	Unrealized gains of $1,082 million at Dec. 31, 2014 related to available-for-sale securities.

Page - 11

BNY Mellon 4Q14 Earnings Release

NONPERFORMING ASSETS

Nonperforming assets (dollars in millions)	Dec. 31, 2013	Sept. 30, 2014	Dec. 31, 2014
Loans:
Other residential mortgages	$117	$113	$112
Commercial	15	13	—
Wealth management loans and mortgages	11	13	12
Foreign	6	—	—
Commercial real estate	4	4	1
Financial institutions	—	—	—
Total nonperforming loans	153	143	125
Other assets owned	3	4	3
Total nonperforming assets (a)	$156	$147	$128
Nonperforming assets ratio	0.30%	0.26%	0.22%
Allowance for loan losses/nonperforming loans	137.3	133.6	152.8
Total allowance for credit losses/nonperforming loans	224.8	201.4	224.0

(a)
Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in the loans of consolidated investment management funds are nonperforming loans of $16 million at Dec. 31, 2013, $79 million at Sept. 30, 2014 and $53 million at Dec. 31, 2014. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

Nonperforming assets were $128 million at Dec. 31, 2014, a decrease of $19 million from $147 million at Sept. 30, 2014. The decrease primarily resulted from repayments in the commercial and other residential mortgage portfolios and charges-offs in the commercial real estate portfolio.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (in millions)	Dec. 31, 2013	Sept. 30, 2014	Dec. 31, 2014
Allowance for credit losses - beginning of period	$339	$311	$288
Provision for credit losses	6	(19)	1
Net (charge-offs) recoveries:
Commercial	(1)	(4)	(8)
Commercial real estate	—	—	(2)
Foreign	(3)	(1)	—
Wealth management loans and mortgages	—	—	—
Other residential mortgages	—	1	—
Financial institutions	3	—	1
Net (charge-offs)	(1)	(4)	(9)
Allowance for credit losses - end of period	$344	$288	$280
Allowance for loan losses	$210	$191	$191
Allowance for lending-related commitments	134	97	89

The allowance for credit losses was $280 million at Dec. 31, 2014, a decrease of $8 million compared with $288 million at Sept. 30, 2014. The decrease primarily reflects charge-offs in the commercial loan portfolio.

Page - 12

BNY Mellon 4Q14 Earnings Release

CAPITAL

Our consolidated capital ratios are shown in the following table. At Sept. 30, 2014 and Dec. 31, 2014, the common equity Tier 1 (“CET1”), Tier 1 and Total risk-based regulatory capital ratios are based on Basel III components of capital, as phased-in, and asset risk-weightings using the Advanced Approach framework under the final rules released by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) on July 2, 2013 (the “Final Capital Rules”). The leverage capital ratios for Sept. 30, 2014 and Dec. 31, 2014 are based on Basel III components of capital and quarterly average total assets, as phased-in. The risk-based and leverage capital ratios for Dec. 31, 2013 are based on Basel I rules (including Basel I Tier 1 common in the case of the CET1 ratio).

Capital ratios	Dec. 31, 2013		Sept. 30, 2014	Dec. 31, 2014
Consolidated regulatory capital ratios: (a)(b)(c)
CET1 ratio	14.5%	(d)	11.4%	11.2%
Tier 1 capital ratio	16.2		12.3	12.2
Total (Tier 1 plus Tier 2) capital ratio	17.0		12.7	12.5
Leverage capital ratio	5.4		5.8	5.6
BNY Mellon shareholders’ equity to total assets ratio (d)	10.0		10.0	9.7
BNY Mellon common shareholders’ equity to total assets ratio (d)	9.6		9.5	9.3
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (d)	6.8		6.5	6.5

Selected regulatory capital ratios – fully phased-in – Non-GAAP: (a)(b)(d)
Estimated CET1 ratio:
Standardized Approach	10.6		10.8	10.6
Advanced Approach	11.3		10.2	9.8
Estimated supplementary leverage ratio (“SLR”) (e)	N/A		4.6	4.4

(a)	Dec. 31, 2014 consolidated regulatory capital ratios are preliminary. See “Capital Ratios” beginning on page 29 for more detail.

(b)
Risk-based capital ratios at Sept. 30, 2014 and Dec. 31, 2014 include the net impact of including the total consolidated assets of certain consolidated investment management funds in risk-weighted assets. These assets were not included in the Dec. 31, 2013 risk-based ratios.  The leverage capital ratio was not impacted.

(c)
The transitional Standardized Approach risk-based capital ratios (which represent the Collins Floor comparison) of the CET1, Tier 1 and Total risk-based consolidated regulatory capital ratios were 15.1%, 16.3% and 17.0%, respectively, at Sept. 30, 2014 and 15.0%, 16.3% and 16.9%, respectively, at Dec. 31, 2014, and are calculated based on Basel III components of capital, as phased-in, and asset risk-weightings using the general risk-based guidelines included in the Final Capital Rules (which for 2014 look to Basel I-based requirements).

(d)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for a reconciliation of these ratios.

(e)
The estimated fully phased-in SLR as of Sept. 30, 2014 and Dec. 31, 2014 is based on our interpretation of the Final Capital Rules, as supplemented by the Federal Reserve’s final rules on the SLR. When fully phased-in, we expect to maintain an SLR of over 5%, 3% attributable to the minimum required SLR, and greater than 2% attributable to a buffer applicable to U.S. G-SIBs.

N/A – Not available.

Estimated Basel III CET1 generation presented on a fully phased-in basis – Non-GAAP – preliminary
(in millions)	4Q14	YTD14
Estimated fully phased-in Basel III CET1 – Non-GAAP – Beginning of period	$16,720	$14,810
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	209	2,494
Goodwill and intangible assets, net of related deferred tax liabilities	220	491
Gross Basel III CET1 generated	429	2,985
Capital deployed:
Dividends	(195)	(762)
Common stock repurchased	(432)	(1,669)
Total capital deployed	(627)	(2,431)
Other comprehensive (loss)	(718)	(742)
Additional paid-in capital (a)	127	624
Other	—	56
Total other additions (deductions)	(591)	(62)
Net Basel III CET1 generated	(789)	492
Other (primarily net pension fund assets)	—	629
Estimated fully phased-in Basel III CET1 – Non-GAAP – End of period	$15,931	$15,931
(a)    Primarily related to stock awards, the exercise of stock options and stock issued for employee benefit plans.

Page - 13

BNY Mellon 4Q14 Earnings Release

The table presented below compares the fully phased-in Basel III capital components and ratios to those amounts determined under the currently effective rules using the transitional phase-in requirements.

Basel III capital components and ratios at Dec. 31, 2014 – preliminary	Fully phased-in Basel III			Transitional Approach
		Adjustments (a)
(dollars in millions)
CET1:
Common shareholders’ equity	$35,879	$447	(b)	$36,326
Goodwill and intangible assets	(19,440)	2,329	(c)	(17,111)
Net pension fund assets	(87)	70	(d)	(17)
Equity method investments	(401)	87	(c)	(314)
Deferred tax assets	(18)	14	(d)	(4)
Other	(2)	6	(e)	4
Total CET1	15,931	2,953		18,884
Other Tier 1 capital:
Preferred stock	1,562	—		1,562
Trust preferred securities	—	156	(f)	156
Disallowed deferred tax assets	—	(14)	(d)	(14)
Net pension fund assets	—	(69)	(d)	(69)
Other	(12)	(5)		(17)
Total Tier 1 capital	17,481	3,021		20,502

Tier 2 capital:
Trust preferred securities	—	156	(f)	156
Subordinated debt	298	—		298
Allowance for credit losses	280	—		280
Other	(11)	—		(11)
Total Tier 2 capital - Standardized Approach	567	156		723
Excess of expected credit losses	24	(11)		13
Less: Allowance for credit losses	280	—		280
Total Tier 2 capital - Advanced Approach	$311	$145		$456

Total capital:
Standardized Approach	$18,048	$3,177		$21,225
Advanced Approach	$17,792	$3,166		$20,958

Risk-weighted assets:
Standardized Approach	$150,881	$(25,319)		$125,562
Advanced Approach	$162,263	$6,017		$168,280

Standardized Approach:
Estimated Basel III CET1 ratio	10.6%			15.0%
Tier 1 capital ratio	11.6			16.3
Total (Tier 1 plus Tier 2) capital ratio	12.0			16.9

Advanced Approach:
Estimated Basel III CET1 ratio	9.8%			11.2%
Tier 1 capital ratio	10.8			12.2
Total (Tier 1 plus Tier 2) capital ratio	11.0			12.5
(a)    Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required in 2014 under the Final Capital Rules.
(b)    Represents the portion of accumulated other comprehensive (income) loss excluded from common shareholders’ equity.
(c)    Represents intangible assets, other than goodwill, net of the corresponding deferred tax liabilities.
(d)    Represents the deduction for net pension fund assets and disallowed deferred tax assets in CET1 and Tier 1 capital.
(e)    Represents the transitional adjustments related to cash flow hedges and debit valuation adjustment.

(f)	During 2014, 50% of outstanding trust preferred securities are included in Tier 1 capital and 50% in Tier 2 capital.

Page - 14

BNY Mellon 4Q14 Earnings Release

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

(dollars in millions, unless otherwise noted)							4Q14 vs.
	4Q13	1Q14	2Q14	3Q14	4Q14		4Q13	3Q14
Revenue:
Investment management fees:
Mutual funds	$303	$299	$311	$315	$306		1%	(3)%
Institutional clients	385	372	385	382	375		(3)	(2)
Wealth management	149	153	156	158	157		5	(1)
Investment management fees	837	824	852	855	838		—	(2)
Performance fees	72	20	29	22	44		N/M	N/M
Investment management and performance fees	909	844	881	877	882		(3)	1
Distribution and servicing	41	40	41	41	40		(2)	(2)
Other (a)	43	16	48	16	7		N/M	N/M
Total fee and other revenue (a)	993	900	970	934	929		(6)	(1)
Net interest revenue	68	70	66	69	69		1	—
Total revenue	1,061	970	1,036	1,003	998		(6)	—
Noninterest expense (ex. amortization of intangible assets and the charge (recovery) related to investment management funds, net of incentives)	760	698	725	727	729		(4)	—
Income before taxes (ex. amortization of intangible assets and the charge (recovery) related to investment management funds, net of incentives)	301	272	311	276	269		(11)	(3)
Amortization of intangible assets	35	31	31	31	30		(14)	(3)
Charge (recovery) related to investment management funds, net of incentives	—	(5)	109	—	—		N/M	N/M
Income before taxes	$266	$246	$171	$245	$239		(10)%	(2)%

Pre-tax operating margin	25%	25%	16%	24%	24%
Adjusted pre-tax operating margin (b)	34%	34%	36%	33%	32%

Changes in AUM (in billions): (c)
Beginning balance of AUM	$1,532	$1,583	$1,620	$1,636	$1,646
Net inflows (outflows):
Long-term:
Equity	(5)	(1)	(4)	(2)	(4)
Fixed income	5	—	(1)	—	4
Index	(3)	—	7	(3)	1
Liability-driven investments (d)	4	20	(17)	18	24
Alternative investments	1	2	2	—	2
Total long-term inflows (outflows)	2	21	(13)	13	27
Short term:
Cash	6	(7)	(18)	19	5
Total net inflows (outflows)	8	14	(31)	32	32
Net market/currency impact	43	23	47	(22)	32
Ending balance of AUM	$1,583	$1,620	$1,636	$1,646	$1,710	(e)	8%	4%

AUM at period end, by product type: (c)
Equity	17%	17%	17%	16%	16%
Fixed income	14	14	14	13	13
Index	20	20	21	21	21
Liability-driven investments (d)	26	27	27	28	29
Alternative investments	4	4	4	4	4
Cash	19	18	17	18	17
Total AUM	100%	100%	100%	100%	100%	(e)

Wealth management:
Average loans	$9,755	$10,075	$10,372	$10,772	$11,124		14%	3%
Average deposits	$14,161	$14,805	$13,458	$13,764	$14,604		3%	6%

(a)
Total fee and other revenue includes the impact of the consolidated investment management funds. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income.

(b)
Excludes the net negative impact of money market fee waivers, amortization of intangible assets and the charge (recovery) related to investment management funds net of incentives, and is net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures.

(c)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(d)	Includes currency and overlay assets under management.

(e)	Preliminary.
N/M – Not meaningful.

Page - 15

BNY Mellon 4Q14 Earnings Release

INVESTMENT MANAGEMENT KEY POINTS

•
Assets under management were a record $1.71 trillion at Dec. 31, 2014, an increase of 8% year-over-year and 4% sequentially. Both increases primarily resulted from higher equity market values and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar.

•	Net long-term inflows were $27 billion in 4Q14 driven by liability-driven, fixed income and alternative investments. Short-term inflows were $5 billion in 4Q14.

•
Income before taxes excluding amortization of intangible assets and the charge (recovery) related to investment management funds, net of incentives decreased 11% year-over-year and 3% sequentially. Both comparisons reflect the unfavorable impact of a stronger U.S. dollar.

•
Total revenue was $998 million, a decrease of 6% year-over-year and down slightly sequentially. Both decreases reflect the unfavorable impact of a stronger U.S. dollar and lower other revenue. The year-over-year decrease also reflects lower performance fees, partially offset by higher equity market values. The sequential decrease was partially offset by seasonally higher performance fees.

•
Investment management fees were $838 million, essentially unchanged year-over-year and a decrease of 2% sequentially. Both comparisons reflect the unfavorable impact of a stronger U.S. dollar. The year-over-year comparison also reflects higher equity market values. The sequential decrease was partially offset by net new business and higher equity market values.

•	Performance fees were $44 million in 4Q14 compared with $72 million in 4Q13 and $22 million in 3Q14. The sequential increase was driven by seasonality.

•
Other revenue was $7 million in 4Q14 compared with $43 million in 4Q13 and $16 million in 3Q14. Both decreases primarily reflects lower other trading revenue related to losses on hedging activities within a boutique. The year-over-year decrease also reflects lower seed capital gains.

•
Net interest revenue increased 1% year-over-year and was unchanged sequentially. The year-over-year increase primarily reflects higher loan and deposit levels. Sequentially, higher loan and deposit levels were partially offset by lower deposit spreads.

•	Average loans increased 14% year-over-year and 3% sequentially; average deposits increased 3% year-over-year and 6% sequentially.

•
Total noninterest expense (excluding amortization of intangible assets and the charge (recovery) related to investment management funds, net of incentives) decreased 4% year-over-year and increased slightly sequentially. Comparisons with both prior periods were impacted by higher litigation expense. The year-over-year decrease primarily reflects the favorable impact of a stronger U.S. dollar, and lower incentive and distribution and servicing expenses. The sequential increase primarily reflects higher incentive expense driven by seasonally higher performance fees, partially offset by the favorable impact of a stronger U.S. dollar.

•	44% non-U.S. revenue in 4Q14 vs. 47% in 4Q13.

•
Insight Investment was named European Fixed Income Manager of the Year at the 2014 Professional Pensions Investment Awards and winner of Strategy & Tactics: Liability-Driven Investing at the 2014 aiCIO Awards. The Boston Company’s U.S. Small Cap Opportunistic Equity Strategy was winner of the “Best of the Best” 10 Year Performance Award by Asia Asset Management.

Page - 16

BNY Mellon 4Q14 Earnings Release

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, global collateral services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

(dollar amounts in millions, unless otherwise noted)							4Q14 vs.
	4Q13	1Q14	2Q14	3Q14	4Q14		4Q13	3Q14
Revenue:
Investment services fees:
Asset servicing	$957	$985	$993	$998	$992		4%	(1)%
Clearing services	322	323	324	336	346		7	3
Issuer services	236	228	231	314	193		(18)	(39)
Treasury services	137	134	140	139	142		4	2
Total investment services fees	1,652	1,670	1,688	1,787	1,673		1	(6)
Foreign exchange and other trading revenue	150	158	145	159	165		10	4
Other (a)	58	59	87	59	69		19	17
Total fee and other revenue (a)	1,860	1,887	1,920	2,005	1,907		3	(5)
Net interest revenue	610	590	593	583	574		(6)	(2)
Total revenue	2,470	2,477	2,513	2,588	2,481		—	(4)
Noninterest expense (ex. amortization of intangible assets)	1,822	1,778	1,824	1,835	2,512		38	37
Income (loss) before taxes (ex. amortization of intangible assets)	648	699	689	753	(31)		(105)	(104)
Amortization of intangible assets	47	44	44	44	43		(9)	(2)
Income (loss) before taxes	$601	$655	$645	$709	$(74)		(112)%	(110)%

Pre-tax operating margin	24%	26%	26%	27%	(3)%
Pre-tax operating margin (ex. amortization of intangible assets)	26%	28%	27%	29%	(1)%

Investment services fees as a percentage of noninterest expense (b)	90%	93%	93%	100%	92%

Securities lending revenue	$21	$30	$35	$27	$28		33%	4%

Metrics:
Average loans	$31,211	$31,468	$33,115	$33,785	$35,448		14%	5%
Average deposits	$216,216	$214,947	$220,701	$221,734	$228,282		6%	3%

AUC/A at period end (in trillions) (c)	$27.6	$27.9	$28.5	$28.3	$28.5	(d)	3%	1%
Market value of securities on loan at period end (in billions) (e)	$235	$264	$280	$282	$289		23%	2%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$123	$161	$130	$115	$130	(d)

Depositary Receipts:
Number of sponsored programs	1,335	1,332	1,316	1,302	1,279		(4)%	(2)%

Clearing services:
Global DARTS volume (in thousands)	213	230	207	209	242		14%	16%
Average active clearing accounts (U.S. platform) (in thousands)	5,643	5,695	5,752	5,805	5,900		5%	2%
Average long-term mutual fund assets (U.S. platform)	$401,434	$413,658	$433,047	$442,827	$450,305		12%	2%
Average investor margin loans (U.S. platform)	$8,848	$8,919	$9,236	$9,861	$10,711		21%	9%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,005	$1,983	$2,022	$2,063	$2,101		5%	2%

(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.

(b)	Noninterest expense excludes amortization of intangible assets and litigation expense.

(c)	Includes the AUC/A of CIBC Mellon of $1.2 trillion at Dec. 31, 2013, March 31, 2014, June 30, 2014 and Sept. 30, 2014, and $1.1 trillion at Dec. 31, 2014.

(d)	Preliminary.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent, beginning in the fourth quarter of 2013, on behalf of CIBC Mellon clients, which totaled $62 billion at Dec. 31, 2013, $66 billion at March 31, 2014, $64 billion at June 30, 2014, and $65 billion at Sept. 30, 2014 and Dec. 31, 2014.

Page - 17

BNY Mellon 4Q14 Earnings Release

INVESTMENT SERVICES KEY POINTS

•	Investment services fees totaled $1.7 billion, an increase of 1% year-over-year and a decrease of 6% sequentially.

•
Asset servicing fees (global custody, broker-dealer services and global collateral services) were $992 million in 4Q14 compared with $957 million in 4Q13 and $998 million in 3Q14. The year-over-year increase primarily reflects organic growth and net new business, partially offset by the unfavorable impact of a stronger U.S. dollar. The sequential decrease primarily reflects the unfavorable impact of a stronger U.S. dollar, partially offset by net new business.

--    Estimated new business wins (AUC/A) in Asset Servicing of $130 billion in 4Q14.

•
Clearing services fees were $346 million in 4Q14 compared with $322 million in 4Q13 and $336 million in 3Q14. Both increases were driven by higher clearance revenue reflecting higher DARTS volume. The year-over-year increase also reflects higher mutual fund and asset-based fees.

•
Issuer services fees (Corporate Trust and Depositary Receipts) were $193 million in 4Q14 compared with $236 million in 4Q13 and $314 million in 3Q14. The year-over-year decrease reflects lower corporate actions and dividend fees in Depositary Receipts. The sequential decrease is primarily due to seasonality in Depositary Receipts, partially offset by higher Corporate Trust fees.

•	Treasury services fees were $142 million in 4Q14 compared with $137 million in 4Q13 and $139 million in 3Q14. Both increases primarily reflect higher payment volumes.

•
Foreign exchange and other trading revenue was $165 million in 4Q14 compared with $150 million in 4Q13 and $159 million in 3Q14. Both increases primarily reflect higher volume and volatility, partially offset by lower Depositary Receipts-related activity.

•
Net interest revenue was $574 million in 4Q14 compared with $610 million in 4Q13 and $583 million in 3Q14. Both decreases primarily reflect lower yields, partially offset by higher average loans and deposits.

•
Noninterest expense (excluding amortization of intangible assets) was $2.51 billion in 4Q14 compared with $1.82 billion in 4Q13 and $1.84 billion in 3Q14. Both increases primarily reflect higher litigation and professional, legal and other purchased services expenses, primarily driven by increased expenses related to the implementation of strategic platforms, partially offset by lower staff expense and the favorable impact of a stronger U.S. dollar. The year-over-year increase was partially offset by efficiency initiatives.

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BNY Mellon 4Q14 Earnings Release

OTHER SEGMENT primarily includes credit-related activities, leasing operations, corporate treasury activities, global markets and institutional banking services, business exits, M&I expenses and other corporate revenue and expense items.

(dollars in millions)	4Q13	1Q14	2Q14	3Q14	4Q14
Revenue:
Fee and other revenue	$(20)	$112	$119	$928	$117
Net interest revenue	83	68	60	69	69
Total revenue	63	180	179	997	186
Provision for credit losses	6	(18)	(12)	(19)	1
Noninterest expense (ex. M&I and restructuring charges)	200	193	93	274	210
Income (loss) before taxes (ex. M&I and restructuring charges)	(143)	5	98	742	(25)
M&I and restructuring charges	13	—	120	57	—
Income (loss) before taxes	$(156)	$5	$(22)	$685	$(25)

Average loans and leases	$9,802	$10,104	$9,962	$10,278	$10,272

KEY POINTS

•
Total fee and other revenue increased $137 million compared with 4Q13 and decreased $811 million compared with 3Q14. The year-over-year increase primarily reflects the loss related to an equity investment recorded in 4Q13. The sequential decrease primarily reflects the gain on the sale of our investment in Wing Hang Bank and the gain on the sale of the One Wall Street building both recorded in 3Q14.

•
Noninterest expense (excluding M&I and restructuring charges) increased $10 million compared with 4Q13 and decreased $64 million compared with 3Q14. The year-over-year increase primarily reflects higher litigation expense, partially offset by lower staff expenses. The sequential decrease primarily reflects lower staff and litigation expense, partially offset by higher professional, legal and other purchased services.

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BNY Mellon 4Q14 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013

Fee and other revenue
Investment services fees:
Asset servicing	$1,019	$1,025	$984	$4,075	$3,905
Clearing services	347	337	324	1,335	1,264
Issuer services	193	315	237	968	1,090
Treasury services	145	142	137	564	554
Total investment services fees	1,704	1,819	1,682	6,942	6,813
Investment management and performance fees	885	881	904	3,492	3,395
Foreign exchange and other trading revenue	151	153	146	570	674
Distribution and servicing	43	44	43	173	180
Financing-related fees	43	44	43	169	172
Investment and other income (a)	78	890	(43)	1,212	481
Total fee revenue (a)	2,904	3,831	2,775	12,558	11,715
Net securities gains	31	20	39	91	141
Total fee and other revenue (a)	2,935	3,851	2,814	12,649	11,856
Operations of consolidated investment management funds
Investment income	101	123	109	503	548
Interest of investment management fund note holders	59	84	73	340	365
Income from consolidated investment management funds	42	39	36	163	183
Net interest revenue
Interest revenue	802	809	846	3,234	3,352
Interest expense	90	88	85	354	343
Net interest revenue	712	721	761	2,880	3,009
Provision for credit losses	1	(19)	6	(48)	(35)
Net interest revenue after provision for credit losses	711	740	755	2,928	3,044
Noninterest expense
Staff	1,418	1,477	1,522	5,845	6,019
Professional, legal and other purchased services	390	323	344	1,339	1,252
Software and equipment	235	234	241	942	933
Net occupancy	150	154	154	610	629
Distribution and servicing	102	107	110	428	435
Sub-custodian	70	67	68	286	280
Business development	75	61	96	268	317
Other	211	250	258	1,031	1,029
Amortization of intangible assets	73	75	82	298	342
Merger and integration, litigation and restructuring charges	800	220	2	1,130	70
Total noninterest expense	3,524	2,968	2,877	12,177	11,306
Income
Income before income taxes (a)	164	1,662	728	3,563	3,777
(Benefit) provision for income taxes (a)	(93)	556	172	912	1,592
Net income (a)	257	1,106	556	2,651	2,185
Net (income) attributable to noncontrolling interests (includes $(24), $(23), $(17), $(84) and $(80) related to consolidated investment management funds, respectively)	(24)	(23)	(17)	(84)	(81)
Net income applicable to shareholders of The Bank of New York Mellon Corporation (a)	233	1,083	539	2,567	2,104
Preferred stock dividends	(24)	(13)	(26)	(73)	(64)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation (a)	$209	$1,070	$513	$2,494	$2,040

(a)
Results for the full-year 2013 were restated to reflect the retrospective application of adopting new accounting guidance in the first quarter of 2014 related to our investments in qualified affordable housing projects (ASU 2014-01). See page 23 for additional information.

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BNY Mellon 4Q14 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation (in millions)	Quarter ended			Year-to-date
	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Net income applicable to common shareholders of The Bank of New York Mellon Corporation (a)	$209	$1,070	$513	$2,494	$2,040
Less: Earnings allocated to participating securities (a)	4	20	10	43	37
Change in the excess of redeemable value over the fair value of noncontrolling interests	N/A	N/A	—	N/A	1
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share (a)	$205	$1,050	$503	$2,451	$2,002

(a)
Results for the full-year 2013 were restated to reflect the retrospective application of adopting new accounting guidance in the first quarter of 2014 related to our investments in qualified affordable housing projects (ASU 2014-01). See page 23 for additional information.

N/A – Not applicable.

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation (in thousands)	Quarter ended			Year-to-date
	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Basic	1,120,672	1,126,946	1,142,861	1,129,897	1,150,689
Diluted	1,129,040	1,134,871	1,147,961	1,137,480	1,154,441

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation (a) (in dollars)	Quarter ended			Year-to-date
	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013	Dec. 31, 2014	Dec. 31, 2013
Basic	$0.18	$0.93	$0.44	$2.17	$1.74
Diluted	$0.18	$0.93	$0.44	$2.15	$1.73

(a)
Results for the full-year 2013 were restated to reflect the retrospective application of adopting new accounting guidance in the first quarter of 2014 related to our investments in qualified affordable housing projects (ASU 2014-01). See page 23 for additional information.

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BNY Mellon 4Q14 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Consolidated Balance Sheet

(dollars in millions, except per share amounts)	Dec. 31, 2014	Sept. 30, 2014	Dec. 31, 2013

Assets
Cash and due from:
Banks	$6,970	$6,410	$6,460
Interest-bearing deposits with the Federal Reserve and other central banks	96,682	92,317	104,359
Interest-bearing deposits with banks	19,495	30,341	35,300
Federal funds sold and securities purchased under resale agreements	20,302	17,375	9,161
Securities:
Held-to-maturity (fair value of $21,127, $20,167 and $19,443)	20,933	20,137	19,743
Available-for-sale	98,330	95,559	79,309
Total securities	119,263	115,696	99,052
Trading assets	9,881	11,613	12,098
Loans	59,132	57,527	51,657
Allowance for loan losses	(191)	(191)	(210)
Net loans	58,941	57,336	51,447
Premises and equipment	1,394	1,351	1,655
Accrued interest receivable	607	565	621
Goodwill	17,869	17,992	18,073
Intangible assets	4,127	4,215	4,452
Other assets	20,490	21,523	20,566
Subtotal assets of operations	376,021	376,734	363,244
Assets of consolidated investment management funds, at fair value:
Trading assets	8,678	8,823	10,397
Other assets	604	739	875
Subtotal assets of consolidated investment management funds, at fair value	9,282	9,562	11,272
Total assets	$385,303	$386,296	$374,516
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$104,240	$101,105	$95,475
Interest-bearing deposits in U.S. offices	53,236	56,740	56,640
Interest-bearing deposits in Non-U.S. offices	108,393	107,051	109,014
Total deposits	265,869	264,896	261,129
Federal funds purchased and securities sold under repurchase agreements	11,469	9,687	9,648
Trading liabilities	7,434	7,734	6,945
Payables to customers and broker-dealers	21,181	20,155	15,707
Commercial paper	—	—	96
Other borrowed funds	786	852	663
Accrued taxes and other expenses	6,903	6,482	6,996
Other liabilities (includes allowance for lending-related commitments of $89, $97 and $134)	5,025	7,169	4,827
Long-term debt	20,264	21,583	19,864
Subtotal liabilities of operations	338,931	338,558	325,875
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	7,660	8,130	10,085
Other liabilities	9	10	46
Subtotal liabilities of consolidated investment management funds, at fair value	7,669	8,140	10,131
Total liabilities	346,600	346,698	336,006
Temporary equity
Redeemable noncontrolling interests	229	246	230
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 15,826, 15,826 and 15,826 shares	1,562	1,562	1,562
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,290,222,821, 1,286,670,537 and 1,268,036,220 shares	13	13	13
Additional paid-in capital	24,626	24,499	24,002
Retained earnings	17,683	17,670	15,952
Accumulated other comprehensive loss, net of tax	(1,634)	(916)	(892)
Less: Treasury stock of 171,995,262, 160,960,855 and 125,786,430 common shares, at cost	(4,809)	(4,377)	(3,140)
Total The Bank of New York Mellon Corporation shareholders’ equity	37,441	38,451	37,497
Nonredeemable noncontrolling interests of consolidated investment management funds	1,033	901	783
Total permanent equity	38,474	39,352	38,280
Total liabilities, temporary equity and permanent equity	$385,303	$386,296	$374,516

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BNY Mellon 4Q14 Earnings Release

Impact of Adopting New Accounting Guidance

In the first quarter of 2014, BNY Mellon elected to early adopt the new accounting guidance included in Accounting Standards Update (“ASU”) 2014-01, “Accounting for Investments in Qualified Affordable Housing Projects - a Consensus of the FASB Emerging Issues Task Force.” This ASU allows companies that invest in qualified affordable housing projects to elect the proportional amortization method of accounting for these investments, if certain conditions are met. In the first quarter of 2014, we restated the prior period financial statements to reflect the impact of the retrospective application of the new accounting guidance.

The table below presents the impact of the new accounting guidance on our previously reported earnings per share applicable to the common shareholders.

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	As previously reported		As revised
(in dollars)	4Q13	YTD13	4Q13	YTD13
Basic	$0.44	$1.75	$0.44	$1.74
Diluted	$0.44	$1.74	$0.44	$1.73

The table below presents the impact of this new accounting guidance on our previously reported income statements.

Income statement	As previously reported		Adjustments		As revised
(in millions)	4Q13	YTD13	4Q13	YTD13	4Q13	YTD13
Investment and other income (loss)	$(60)	$416	$17	$65	$(43)	$481
Total fee revenue	2,758	11,650	17	65	2,775	11,715
Total fee and other revenue	2,797	11,791	17	65	2,814	11,856
Income before income taxes	711	3,712	17	65	728	3,777
Provision for income taxes	155	1,520	17	72	172	1,592
Net income (loss)	556	2,192	—	(7)	556	2,185
Net income (loss) applicable to shareholders of The Bank of New York Mellon Corporation	539	2,111	—	(7)	539	2,104
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	513	2,047	—	(7)	513	2,040

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BNY Mellon 4Q14 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based on fully phased-in Basel III CET1 and other risk-based capital ratios, SLR, Basel I CET1 and tangible common shareholders’ equity. BNY Mellon believes that the Basel III CET1 and other risk-based capital ratios on a fully phased-in basis, the SLR on a fully phased-in basis, the ratio of Basel I CET1 to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the capital ratios which are, or were, utilized by regulatory authorities. The tangible common shareholders’ equity ratio includes changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its reconciliation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes and the assets of consolidated investment management funds to which BNY Mellon has limited economic exposure. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds, a gain on the sale of our investment in Wing Hang Bank, a gain on the sale of the One Wall Street building, and a loss related to an equity investment; and expense measures which exclude M&I expenses, litigation charges, restructuring charges, amortization of intangible assets and the charge (recovery) related to investment management funds, net of incentives. Earnings per share, return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. Earnings per share and return on equity measures also exclude the tax benefit primarily related to a tax carryback claim and the net charge related to the disallowance of certain foreign tax credits. Operating margin measures may also exclude amortization of intangible assets and the net negative impact of money market fee waivers, net of distribution and servicing expense. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items, in general, relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to acquisitions and generally continue for approximately three years after the transaction. M&I expenses can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our streamlining actions, Operational Excellence Initiatives and migrating positions to Global Delivery Centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business.

The presentation of income from consolidated investment management funds, net of net income attributable to noncontrolling interests related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

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BNY Mellon 4Q14 Earnings Release

The following tables present the reconciliation of net income and diluted earnings per common share.

Reconciliation of net income and diluted EPS – GAAP to Non-GAAP	4Q13		3Q14		4Q14
	Net	Diluted	Net	Diluted	Net	Diluted
(in millions, except per common share amounts)	income	EPS	income	EPS	income	EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$513	$0.44	$1,070	$0.93	$209	$0.18
Less: Gain on the sale of our investment in Wing Hang Bank	—	—	315	0.27	—	—
Gain on the sale of the One Wall Street building	—	—	204	0.18	—	—
Benefit primarily related to a tax carryback claim	—	—	—	—	150	0.13
Add: Litigation and restructuring charges	1	—	183	0.16	608	0.53
Loss related to an equity investment	115	0.10	—	—	—	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$629	$0.54	$734	$0.64	$667	$0.58

Reconciliation of net income and diluted EPS – GAAP to Non-GAAP	YTD13		YTD14
	Net	Diluted	Net	Diluted
(in millions, except per common share amounts)	income	EPS	income	EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$2,040	$1.73	$2,494	$2.15
Less: Gain on the sale of our investment in Wing Hang Bank	—	—	315	0.27
Gain on the sale of the One Wall Street building	—	—	204	0.18
Benefit primarily related to a tax carryback claim	—	—	150	0.13
Add: Litigation and restructuring charges	45	0.04	860	0.74
Charge related to investment management funds, net of incentives	9	0.01	81	0.07
Net charge related to the disallowance of certain foreign tax credits	593	0.50	—	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$2,687	$2.28	$2,766	$2.39	(a)

(a)	Does not foot due to rounding.

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BNY Mellon 4Q14 Earnings Release

The following table presents the reconciliation of the pre-tax operating margin ratio.

Reconciliation of income before income taxes – pre-tax operating margin
(dollars in millions)	4Q13	1Q14	2Q14	3Q14	4Q14
Income before income taxes – GAAP	$728	$926	$811	$1,662	$164
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	17	20	17	23	24
Gain on the sale of our investment in Wing Hang Bank	—	—	—	490	—
Gain on the sale of the One Wall Street building	—	—	—	346	—
Add: Amortization of intangible assets	82	75	75	75	73
M&I, litigation and restructuring charges	2	(12)	122	220	800
Charge (recovery) related to investment management funds, net of incentives	—	(5)	109	—	—
Loss related to an equity investment	175	—	—	—	—
Income before income taxes, as adjusted – Non-GAAP (b)	$970	$964	$1,100	$1,098	$1,013

Fee and other revenue – GAAP	$2,814	$2,883	$2,980	$3,851	$2,935
Income from consolidated investment management funds – GAAP	36	36	46	39	42
Net interest revenue – GAAP	761	728	719	721	712
Total revenue – GAAP	3,611	3,647	3,745	4,611	3,689
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	17	20	17	23	24
Gain on the sale of our investment in Wing Hang Bank	—	—	—	490	—
Gain on the sale of the One Wall Street building	—	—	—	346	—
Add: Loss related to an equity investment	175	—	—	—	—
Total revenue, as adjusted – Non-GAAP (b)	$3,769	$3,627	$3,728	$3,752	$3,665

Pre-tax operating margin (a)	20%	25%	22%	36%	4%
Pre-tax operating margin – Non-GAAP (a)(b)	26%	27%	30%	29%	28%

(a)	Income before taxes divided by total revenue.

(b)
Non-GAAP excludes net income attributable to noncontrolling interests of consolidated investment management funds, the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, M&I, litigation and restructuring charges, a charge (recovery) related to investment management funds, net of incentives, and a loss on an equity investment, if applicable.

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BNY Mellon 4Q14 Earnings Release

The following table presents the reconciliation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	4Q13	1Q14	2Q14	3Q14	4Q14	YTD14
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$513	$661	$554	$1,070	$209	$2,494
Add: Amortization of intangible assets, net of tax	53	49	49	49	47	194
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	566	710	603	1,119	256	2,688
Less: Gain on the sale of our investment in Wing Hang Bank	—	—	—	315	—	315
Gain on the sale of the One Wall Street building	—	—	—	204	—	204
Benefit primarily related to a tax carryback claim	—	—	—	—	150	150
Add: M&I, litigation and restructuring charges	1	(7)	76	183	608	860
Charge (recovery) related to investment management funds, net of incentives	—	(4)	85	—	—	81
Loss on an equity investment	115	—	—	—	—	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP (b)	$682	$699	$764	$783	$714	$2,960

Average common shareholders’ equity	$35,698	$36,289	$36,565	$36,751	$36,859	$36,618
Less: Average goodwill	18,026	18,072	18,149	18,109	17,924	18,063
Average intangible assets	4,491	4,422	4,354	4,274	4,174	4,305
Add: Deferred tax liability – tax deductible goodwill (a)	1,302	1,306	1,338	1,317	1,340	1,340
Deferred tax liability – intangible assets (a)	1,222	1,259	1,247	1,230	1,216	1,216
Average tangible common shareholders’ equity – Non-GAAP	$15,705	$16,360	$16,647	$16,915	$17,317	$16,806

Return on common equity – GAAP (c)	5.7%	7.4%	6.1%	11.6%	2.2%	6.8%
Return on common equity – Non-GAAP (b)(c)	7.6%	7.8%	8.4%	8.5%	7.7%	8.1%

Return on tangible common equity – Non-GAAP (b)(c)	14.3%	17.6%	14.5%	26.2%	5.9%	16.0%
Return on tangible common equity – Non-GAAP adjusted (b)(c)	17.2%	17.3%	18.4%	18.4%	16.3%	17.6%

(a)
Deferred tax liabilities are based on fully phased-in Basel III rules. The quarters and full-year of 2014 include deferred tax liabilities on tax deductible intangible assets permitted under Basel III rules.

(b)
Non-GAAP excludes amortization of intangible assets, the gains on the sales of our investment in Wing Hang Bank and the One Wall Street building, the benefit primarily related to a tax carryback claim, M&I, litigation and restructuring charges, a charge (recovery) related to investment management funds, net of incentives, and a loss on an equity investment, if applicable.

(c)	Annualized.

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BNY Mellon 4Q14 Earnings Release

The following table presents the reconciliation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share	Dec. 31, 2013	Sept. 30, 2014	Dec. 31, 2014
(dollars in millions, unless otherwise noted)
BNY Mellon shareholders’ equity at period end – GAAP	$37,497	$38,451	$37,441
Less: Preferred stock	1,562	1,562	1,562
BNY Mellon common shareholders’ equity at period end – GAAP	35,935	36,889	35,879
Less: Goodwill	18,073	17,992	17,869
Intangible assets	4,452	4,215	4,127
Add: Deferred tax liability – tax deductible goodwill (a)	1,302	1,317	1,340
Deferred tax liability – intangible assets (a)	1,222	1,230	1,216
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$15,934	$17,229	$16,439

Total assets at period end – GAAP	$374,516	$386,296	$385,303
Less: Assets of consolidated investment management funds	11,272	9,562	9,282
Subtotal assets of operations – Non-GAAP	363,244	376,734	376,021
Less: Goodwill	18,073	17,992	17,869
Intangible assets	4,452	4,215	4,127
Cash on deposit with the Federal Reserve and other central banks (b)	105,384	90,978	99,901
Tangible total assets of operations at period end – Non-GAAP	$235,335	$263,549	$254,124

BNY Mellon shareholders’ equity to total assets – GAAP	10.0%	10.0%	9.7%
BNY Mellon common shareholders’ equity to total assets – GAAP	9.6%	9.5%	9.3%
BNY Mellon tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	6.8%	6.5%	6.5%

Period-end common shares outstanding (in thousands)	1,142,250	1,125,710	1,118,228

Book value per common share – GAAP	$31.46	$32.77	$32.09
Tangible book value per common share – Non-GAAP	$13.95	$15.30	$14.70

(a)	Deferred tax liabilities are based on fully phased-in Basel III rules. The quarters of 2014 include deferred tax liabilities on tax deductible intangible assets permitted under Basel III rules.
(b)    Assigned a zero percent risk-weighting by the regulators.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	4Q13	1Q14	2Q14	3Q14	4Q14
Income from consolidated investment management funds	$36	$36	$46	$39	$42
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	17	20	17	23	24
Income from consolidated investment management funds, net of noncontrolling interests	$19	$16	$29	$16	$18

The following table presents the revenue line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	4Q13	1Q14	2Q14	3Q14	4Q14
Investment management fees	$20	$18	$18	$15	$15
Other (Investment income)	(1)	(2)	11	1	3
Income from consolidated investment management funds, net of controlling interests	$19	$16	$29	$16	$18

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BNY Mellon 4Q14 Earnings Release

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin - Investment Management business
(dollars in millions)	4Q13	1Q14	2Q14	3Q14	4Q14
Income before income taxes – GAAP	$266	$246	$171	$245	$239
Add: Amortization of intangible assets	35	31	31	31	30
Money market fee waivers	33	35	28	29	34
Charge (recovery) related to investment management funds, net of incentives	—	(5)	109	—	—
Income before income taxes excluding amortization of intangible assets, money market fee waivers and the charge (recovery) related to investment management funds, net of incentives – Non-GAAP	$334	$307	$339	$305	$303

Total revenue – GAAP	$1,061	$970	$1,036	$1,003	$998
Less: Distribution and servicing expense	108	106	111	105	102
Money market fee waivers benefiting distribution and servicing expense	38	38	37	38	36
Add: Money market fee waivers impacting total revenue	71	73	65	67	70
Total revenue net of distribution and servicing expense and excluding money market fee waivers – Non-GAAP	$986	$899	$953	$927	$930

Pre-tax operating margin (a)	25%	25%	16%	24%	24%
Pre-tax operating margin excluding amortization of intangible assets, money market fee waivers, the charge (recovery) related to investment management funds, net of incentives and net of distribution and servicing expense – Non-GAAP (a)	34%	34%	36%	33%	32%
(a)    Income before taxes divided by total revenue.

Capital Ratios

BNY Mellon has presented its estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR based on its interpretation of the Final Capital Rules, which are being gradually phased-in over a multi-year period, as supplemented by the Federal Reserve’s final rules concerning the SLR published on Sept. 3, 2014, and on the application of such rules to BNY Mellon’s businesses as currently conducted. Management views the estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR as key measures in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated fully phased-in Basel III CET1 and other risk-based capital ratios and SLR are intended to allow investors to compare these ratios with estimates presented by other companies. The estimated fully phased-in Basel III CET1 and other risk-based capital ratios assume all relevant regulatory approvals. The Final Capital Rules require approval by banking regulators of certain models used as part of risk-weighted asset calculations. If these models are not approved, the estimated fully phased-in Basel III CET1 and other risk-based capital ratios would likely be adversely impacted.

Risk-weighted assets at Sept. 30, 2014 and Dec. 31, 2014 for credit risk under the transitional Advanced Approach do not reflect the use of a simple value-at-risk methodology for repo-style transactions (including agented indemnified securities lending transactions), eligible margin loans, and similar transactions. BNY Mellon has requested written approval to use this methodology.

Our capital ratios are necessarily subject to, among other things, BNY Mellon’s further review of applicable rules, anticipated compliance with all necessary enhancements to model calibration, approval by regulators of certain models used as part of risk-weighted asset calculations, other refinements, further implementation guidance from regulators, market practices and standards and any changes BNY Mellon may make to its businesses. Consequently, our capital ratios remain subject to ongoing review and revision and may change based on these factors.

The following are the primary differences between risk-weighted assets determined under fully phased-in Basel III-Standardized Approach and Basel I. Credit risk is determined under Basel I using predetermined risk-weights and

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asset classes and relies in part on the use of external credit ratings. Under fully phased-in Basel III, the Standardized Approach uses a broader range of predetermined risk-weights and asset classes and certain alternatives to external credit ratings. Securitization exposure receives a higher risk-weighting under fully phased-in Basel III than Basel I, and fully phased-in Basel III includes additional adjustments for market risk, counterparty credit risk and equity exposures. Additionally, the Standardized Approach eliminates the use of the VaR approach, whereas the Advanced Approach permits the VaR approach but requires certain model qualifications and approvals, for determining risk-weighted assets on certain repo-style transactions. In 2014, Standardized Approach and Advanced Approach risk-weighted assets include transitional adjustments for intangible assets, other than goodwill, and equity exposure.

The following table presents the reconciliation of our estimated fully phased-in Basel III CET1 ratio under the Standardized Approach and Advanced Approach.

Estimated fully phased-in Basel III CET1 ratio – Non-GAAP (a)	Dec. 31, 2013	Sept. 30, 2014	Dec. 31, 2014
(dollars in millions)
Total Tier 1 capital (b)	$18,335	$21,015	$20,502
Adjustments to determine estimated fully phased-in Basel III CET1:
Deferred tax liability – tax deductible intangible assets	70	—	—
Intangible deduction	—	(2,388)	(2,329)
Preferred stock	(1,562)	(1,562)	(1,562)
Trust preferred securities	(330)	(162)	(156)
Other comprehensive income (loss) and net pension fund assets:
Securities available-for-sale	387	578	594
Pension liabilities	(900)	(675)	(1,041)
Net pension fund assets	(713)	—	—
Total other comprehensive income (loss) and net pension fund assets	(1,226)	(97)	(447)
Equity method investments	(445)	(92)	(87)
Deferred tax assets	(49)	—	—
Other	17	6	10
Total estimated fully phased-in Basel III CET1 – Non-GAAP	$14,810	$16,720	$15,931

Under the Standardized Approach:
Estimated fully phased-in Basel III risk-weighted assets – Non-GAAP	$139,865	$154,272	$150,881

Estimated fully phased-in Basel III CET1 ratio – Non-GAAP (c)	10.6%	10.8%	10.6%

Under the Advanced Approach:
Estimated fully phased-in Basel III risk-weighted assets – Non-GAAP	$130,849	$164,088	$162,263

Estimated fully phased-in Basel III CET1 ratio – Non-GAAP (c)	11.3%	10.2%	9.8%

(a)	Dec. 31, 2014 information is preliminary.

(b)	Tier 1 capital at Dec. 31, 2013 is based on Basel I rules. Tier 1 capital at Sept. 30, 2014 and Dec. 31, 2014 are based on Basel III rules, as phased-in.

(c)
Risk-based capital ratios at Sept. 30, 2014 and Dec. 31, 2014 include the net impact of including the total consolidated assets of certain consolidated investment management funds in risk-weighted assets. These assets were not included in the Dec. 31, 2013 risk-based ratios.

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BNY Mellon 4Q14 Earnings Release

The following table presents the reconciliation of our Basel I CET1 ratio.

Basel I CET1 ratio (dollars in millions)	Dec. 31, 2013
Total Tier 1 capital – Basel I	$18,335
Less: Trust preferred securities	330
Preferred stock	1,562
Total CET1 – Basel I	$16,443

Total risk-weighted assets – Basel I	$113,322

Basel I CET1 ratio – Non-GAAP	14.5%

The following table presents the components of our fully phased-in estimated SLR.

Estimated fully phased-in SLR – Non-GAAP (a) (dollars in millions)	Sept. 30, 2014	Dec. 31, 2014
Total estimated fully phased-in Basel III CET1 – Non-GAAP	$16,720	$15,931
Additional Tier 1 capital	1,556	1,550
Total Tier 1 capital	$18,276	$17,481

Total leverage exposure:
Quarterly average total assets	$380,409	$385,232
Less: Amounts deducted from Tier 1 capital	20,166	19,947
Total on-balance sheet assets, as adjusted	360,243	365,285
Off-balance sheet exposures:
Potential future exposure for derivatives contracts (plus certain other items)	11,694	11,678
Repo-style transaction exposures included in SLR	—	—
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	21,924	21,850
Total off-balance sheet exposures	33,618	33,528
Total leverage exposure	$393,861	$398,813

Estimated fully phased-in SLR – Non-GAAP	4.6%	4.4%

(a)
The estimated fully phased-in SLR is based on our interpretation of the Final Capital Rules, as supplemented by the Federal Reserve’s final rules on the SLR. When fully phased-in, we expect to maintain an SLR of over 5%, 3% attributable to the minimum required SLR, and greater than 2% attributable to a buffer applicable to U.S. G-SIBs.

DIVIDENDS

Common – On Jan. 23, 2015, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.17 per common share. This cash dividend is payable on Feb. 13, 2015 to shareholders of record as of the close of business on Feb. 3, 2015.

Preferred – On Jan. 23, 2015, The Bank of New York Mellon Corporation also declared the following dividends for the noncumulative perpetual preferred stock, liquidation preference $100,000 per share, for the dividend period ending in March 2015, in each case, payable on March 20, 2015 to holders of record as of the close of business on March 5, 2015:

•
$977.78 per share on the Series A Preferred Stock (equivalent to $9.7778 per Normal Preferred Capital Security of Mellon Capital IV, each representing 1/100th interest in a share of Series A Preferred Stock); and

•	$1,300.00 per share on the Series C Preferred Stock (equivalent to $0.3250 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock).

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BNY Mellon 4Q14 Earnings Release

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of Dec. 31, 2014, BNY Mellon had $28.5 trillion in assets under custody and/or administration, and $1.7 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com, or follow us on Twitter @BNYMellon.

CAUTIONARY STATEMENT

A number of statements in this Earnings Release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimate of reasonably possible losses for legal proceedings, our estimated capital ratios and expectations relating to those ratios and preliminary business metrics. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2013 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Feb. 17, 2015, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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